Exhibit T3G

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Paula Oswald
U.S. Bank National Association
633 W. 5TH Street, 24th Floor
Los Angeles, CA 90071
(213) 615-6043
(Name, address and telephone number of agent for service)

Waste Connections, Inc.
(Issuer with respect to the Securities)

DELAWARE	94-3283464

(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

35 Iron Point Circle, Suite 200, Folsom, CA	95630
(Address of Principal Executive Offices)	(Zip Code)

Floating Rate Convertible Subordinated Notes due 2022
(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers. Trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and has also examined its own books and records for the purpose of answering this item.

Items 3-15 Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit 1.	A copy of the Articles of Association of the Trustee.*

Exhibit 2.	A copy of the certificate of authority of the Trustee to commence business.*

Exhibit 3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

Exhibit 4.	A copy of the existing bylaws of the Trustee.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to Registration Number 333-67188.

A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 16th day of June, 2004.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Paula Oswald
Paula Oswald
Vice President

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Exhibit 6

CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 16, 2004

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Paula Oswald
Paula Oswald
Vice President

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Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2004

($000’s)

3/31/2004
Assets
Cash and Due From Depository Institutions	$7,180,778
Federal Reserve Stock	0
Securities	45,038,794
Federal Funds	2,593,702
Loans & Lease Financing Receivables	116,474,594
Fixed Assets	1,789,213
Intangible Assets	10,532,022
Other Assets	7,996,466

Total Assets	$191,605,569
Liabilities
Deposits	$126,605,087
Fed Funds	5,698,785
Treasury Demand Notes	3,981,328
Trading Liabilities	252,912
Other Borrowed Money	23,295,560
Acceptances	148,067
Subordinated Notes and Debentures	5,807,310
Other Liabilities	5,587,914

Total Liabilities	$171,376,963
Equity
Minority Interest in Subsidiaries	$1,005,645
Common and Preferred Stock	18,200
Surplus	11,677,397
Undivided Profits	7,527,364

Total Equity Capital	$20,228,606
Total Liabilities and Equity Capital	$191,605,569

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